





Frontier
COMMUNICATIONS

Investor Update

Second Quarter 2016

AUGUST 1, 2016

Earnings Call Agenda

Strategic and Operational Review



Daniel McCarthy

PRESIDENT &
CHIEF EXECUTIVE OFFICER

Financial Results



John Jureller

EXECUTIVE VICE PRESIDENT &
CHIEF FINANCIAL OFFICER

Second Quarter Highlights

- Achieved annualized cost synergies of $1 billion
- Increasing annual cost synergy target to $1.25 billion by year 3
- New Markets EBITDA met expectations despite lower revenues
- Returned to a normal marketing rhythm in New Markets starting in Q3
- Continued broadband network upgrade
  - More than 40% of households to be capable of 50 Mbps or higher over the next year, including an incremental 500,000 households in New Markets
- Guidance updated
- Dividend Payout Ratio* of 49%

* Dividend Payout Ratio is a non-GAAP measure; see Appendix for a description of its calculation

A Strong Competitor

WITH CLEAR STRATEGY TO DELIVER VALUE

Integration of New Markets creates leader with substantial opportunities

- Scale, technology and diversification to increase market share
- Clear strategy for growth in Existing and New Markets
- Significant opportunities created by a strong asset base and a disciplined investment strategy
- Demonstrated commitment to delivering shareholder value

Value Creation Drivers

Expanding the Revenue Opportunity by Leveraging Technology Advantage

- Increase broadband penetration and migrate customers to higher speeds and capabilities
  - Drive higher FiOS® penetration
  - Increase speeds across the network, and within existing capital spending plan - leveraging existing investments and upgrading to next generation IP-based copper broadband technology
    - Incremental 2 million households at 50 Mbps+ over the next year
    - CAF II: 750k+ households in Existing and New Markets
- Extend video to 3 million more households over 3-4 years
  - Evaluating video footprint expansion opportunity in New Markets
- Enhance business sales channels

Driving Efficiency

- Significant cost efficiency opportunities in New and Existing Markets

Shareholder-Friendly Capital Allocation

Revenue Mix Has Improved Significantly

Increased Exposure to Growth Segments


= Residential Data*
= Business
= Video
= Residential Voice
= Regulatory
2009
17%
33%
41%
9%
2014
11%
26%
46%
15%
2%
Q2 2016
9%
14%
40%
16%
21%

* Residential Data includes data and Voice over IP

Migrating Broadband to Higher Speeds

Household Speed Capability*

Fiber to the Home (FTTH)	28%
50 Mbps+	>40%

CAFII build will address an additional 5% of households

* Projected over the next year

Financial Highlights

Revenue:	$2,608 million
Operating Income:	$311 million
Operating Income Margin:	11.9%
Net Loss:	($80) million, or ($0.07) per share
Adjusted EBITDA*:	$1,032 million
Adjusted EBITDA Margin*:	39.6%
Net Cash Provided from Operating Activities:	$693 million
Adjusted Free Cash Flow*:	$250 million

* Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP measures; see Appendix for a description of their calculations

Financial Trends

($ in millions)	Q1 '16	Q2 '16		
	Existing Markets	Existing Markets	New Markets	Consolidated
Total Revenue	$1,355	$1,326	$1,282	$2,608
Operating Expenses	$1,297	$1,279	$1,018	$2,297
Net Loss*	($186)	N/A	N/A	($27)
Adjusted Opex**	$827	$821	$755	$1,576
Adjusted EBITDA**	$528	$505	$527	$1,032
Adjusted EBITDA Margin**	38.9%	38.1%	41.2%	39.6%

* We do not calculate Net Loss except at a Consolidated level
** Adjusted Opex, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures; see Appendix for a description of their calculations

New Markets Revenue Progression

REVENUE BASELINE

($ in Millions)

		Revenue	*Estimated Q2 EBITDA Impact*
Q1 '16 Under Verizon Ownership		**$1,394**	
Pro Forma Adjustments - Bad Debt Reclass & Other	($16)		*$0*
Allocated Revenue	($25)		*$0*
Strategic Decisions	($48)		*$10*
Q1 '16 Adjusted Starting Point		**$1,305**	
Temporary (Recovers Over Time)	($26)		*($14)*
Q2 Operations (Including Marketing Suspension Impact)	($9)		*$3*
Baseline Entering Q3 '16		**$1,270**	*($1)*
Plus: CAF II One-Time Revenue	$12		
Q2 '16 Reported Revenue		**$1,282**	

Customer Trends

	Q1 '16	Q2 '16		
	Existing Markets	Existing Markets	New Markets	Consolidated
Residential Customers	3.1M	3.0M	2.2M	5.2M
Monthly Churn	*1.8%*	*1.7%*	*2.2%*	*1.9%*
Business Customers	284K	279K	249K	528K
Broadband Net Adds	24.6K	25.5K	(102.7K)	(77.2K)

Broadband Activity in New Markets

NET ADDS REFLECT IMPACT OF TEMPORARY SUSPENSION OF MARKETING

- Only a slight elevation in disconnects as a result of the transaction
- Non-FiOS markets performed similar to historical trends



= Q2 2015
= Q2 2016
Disconnects
Gross Adds
Net Adds
FiOS
Non-FiOS
+14%
(73%)
+5%
+17%

$1 Billion Annualized Cost Synergies Achieved



New Markets Operating Expenses*
$984M
$989M
$1,008M
$1,005M
$756M
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Under Verizon Ownership**

~$250M x 4 = $1B in annualized cost synergies

Primary Synergy Categories:

Network Services

Support Services

Real Estate

Warehousing/Procurement

Content Costs *(negative synergy)*

* Excludes Depreciation & Amortization; ** As previously reported, and including adjustments for the Verizon retained contract as described in item 8.01 of Form 8K filed on 8/1/2016

Annual Synergy Target Increased to $1.25 Billion



Cost Synergy Progression
Day 1 Synergies
Total Synergies
Feb-15
$525M
$175
$700M
Feb-16
$600M
$100
$700M
Aug-16
$1,000M
$250
$1,250M

Frontier
COMMUNICATIONS

Improved ARPC Profile

INCREASED RESIDENTIAL AVERAGE REVENUE PER CUSTOMER ("ARPC")

Existing Markets

$0.41 increase due to:

- Disciplined management of expiring promotions
- Return of "snow birds"
- Customers at higher broadband speeds
- Growth of Frontier Secure
- Offset, in part, by fewer voice connections



$62.64
+$0.41
$63.05
Q1 '16
Q2 '16

New Markets

Combined



$110.30
$83.20
New Markets
Existing Markets
Q2 '16
Q2 '16

Adjusted Free Cash Flow / Common Dividend Payout


($ in Millions)
$740
$820
$869
$859
$909
$411
$417
$422
$422
$439
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Trailing 4 Quarters Adj. Free Cash Flow
Common Dividends

Adjusted Free Cash Flow and Common Dividends (Adj.) are non-GAAP measures; see Appendix for a description of their calculations. We have made adjustments to exclude the impact of financing raised in conjunction with the acquisition of the New Markets during the periods prior to our ownership (Q2 '15 - Q1 '16).

Credit and Liquidity



Net Leverage
3.73x
3.61x
3.85x
3.71x
Q3 '15
Q4 '15
Q1 '16
Q2 '16

($ in Millions)	June 30, 2016
Cash & Equivalents	$683
Revolving Credit Facility	750
Total Liquidity	$1,433
Total Debt	$17,966
Less: Cash	(683)
Net Debt	$17,283
LTM Adj. Pro Forma EBITDA	$4,654
Net Leverage Ratio	3.71x

- Well laddered maturity schedule with modest maturities through 2019
- Strong cash from operations enables deleveraging of 0.1x to 0.2x turns per year
- Strategically positioned to reduce total debt levels

. Q3 '15 - Q1 '16 Net Leverage as reported
. 6/30/16 LTM Pro Forma Adj. EBITDA = Q2 '16 Adj. EBITDA + (Q3 '15 - Q1 '16 Existing Markets and Pro Forma New Markets Adj. EBITDA) + $750M synergies [3 quarters of $1B annual synergies]

Updated Guidance

Adjusted Free Cash Flow*	$825 million to $900 million
Capital Spending	$1,275 million to $1,325 million
Cash Taxes	$10 million to $20 million refund *Cash taxes near zero for several years*
Cash Pension Contribution	$10 million to $15 million
Interest Expense	Approximately $1.53 billion to $1.55 billion ($1.34 billion to $1.36 billion excluding Q1 interest on acquisition financing)
2017 EBITDA	> $4 billion

* Adjusted Free Cash Flow is a non-GAAP measure; see Appendix for a description of its calculation

Appendix

Safe Harbor Statement

FORWARD-LOOKING LANGUAGE

This document contains "forward-looking statements," related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the acquisition of properties from Verizon, including our ability to successfully operate the acquired business, our ability to realize anticipated cost savings, our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned, on terms acceptable to us, and increased expenses incurred due to activities related to the transaction; our ability to meet our debt and debt service obligations; competition from cable, wireless and wireline carriers and satellite companies and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted operating expenses, adjusted net income, adjusted earnings per share and dividend payout ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) evaluate our regional financial performance, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) together provide a more comprehensive view of our core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), investment and other income, interest expense and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, and non-cash pension/OPEB costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. We believe that these non-GAAP measures provide useful information for investors in evaluating our operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, certain income tax items and the income tax effect of these items. Adjustments have also been made to exclude the financing costs and related income tax effects associated with the Verizon Transaction, including interest expense and preferred dividends prior to our ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze our financial performance over the periods presented.

Adjusted earnings per share is calculated by dividing adjusted net income (loss) attributable to Frontier common shareholders by the weighted average shares outstanding – basic.

Free Cash Flow, as used by management in the operation of its business, is defined as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to add back acquisition and integration costs, and interest expense on commitment fees, which provides a better comparison of our core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted Free Cash Flow is defined as free cash flow, as described above and adding back interest expense on incremental debt and dividends paid on preferred stock issued to finance the Verizon Acquisition incurred prior to our ownership of the CTF Operations.

Management uses free cash flow and adjusted free cash flow to assist it in comparing performance and liquidity from period to period and to obtain a more comprehensive view of our core operations and ability to generate cash flow. We believe that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. In addition, we believe that adjusted free cash flow provides a useful comparison from period to period because it excludes the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments, changes in working capital and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Dividend Payout Ratio is calculated by dividing the dividends paid on common stock by free cash flow. Management uses the dividend payout ratio as a metric to indicate how much money Frontier is returning to our shareholders. We have made adjustments to exclude the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations, which we believe provides a useful comparison from period to period.

Adjusted Operating Expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, and non-cash pension/OPEB costs. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier's performance.

The information in this presentation should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

	Three Months	Trailing 12 Months				
	Q2 '16	Q2 '15	Q3 '15	Q4 '15	Q1 '16	Q2 '16
Free Cash Flow						
Net cash provided by (used by) operating activities	$ 693	$ 1,245	$ 1,289	$ 1,301	$ 992	$ 1,349
Add back (subtract):						
Capital expenditures - Business operations	(350)	(660)	(684)	(710)	(747)	(920)
Acquisition and integration costs	127	203	219	236	317	409
Deferred income taxes	52	(103)	117	167	252	452
Income tax benefit	(48)	(73)	(107)	(165)	(252)	(263)
Dividends on preferred stock	(53)	-	(67)	(120)	(174)	(227)
Non-cash (gains)/losses, net	(35)	(146)	(221)	(227)	(214)	(168)
Changes in current assets and liabilities	(162)	206	51	(115)	(66)	(426)
Pension/OPEB costs	19	(18)	-	10	24	45
Cash paid (refunded) for income taxes	-	(76)	(62)	(28)	21	24
Stock based compensation	7	23	24	27	28	29
Interest expense - commitment fees	-	139	183	184	137	64
Dividends on preferred stock	-	-	67	120	174	174
Incremental interest on new debt	-	-	11	189	367	367
Adjusted free cash flow	**$ 250**	**$ 740**	**$ 820**	**$ 869**	**$ 859**	**$ 909**
Dividends paid on common stock	$ 123	$ 411	$ 434	$ 456	$ 474	$ 491
Less: dividends on June 2015 common stock issuance	-	-	(17)	(34)	(52)	(52)
Dividends paid on common stock, as adjusted	**$ 123**	**$ 411**	**$ 417**	**$ 422**	**$ 422**	**$ 439**
Dividend payout ratio*	48.9%	55.6%	50.9%	48.6%	49.2%	48.4%

* Dividends paid on common stock, as adjusted, divided by adjusted free cash flow

Non-GAAP Financial Measures

($ in millions)	For the quarter ended June 30, 2016 Consolidated Amount	June 30, 2016 CTF Operations	June 30, 2016 Frontier Legacy	March 31, 2016	June 30, 2015
EBITDA					
Net Loss	$ (27)	$ NA	$ NA	$ (186)	$ (28)
Add back (subtract):					
Income tax benefit	(48)	NA	NA	(118)	(38)
Interest expense	386	NA	NA	373	260
Investment and other income, net	-	NA	NA	(11)	(1)
Operating income	311	264	47	58	193
Depreciation and amortization	575	262	313	316	335
EBITDA	**886**	**526**	**360**	**374**	**528**
Add back:					
Acquisition and integration costs	127	-	127	138	35
Pension/OPEB costs	19	1	18	16	(2)
Adjusted EBITDA	**$ 1,032**	**$ 527**	**$ 505**	**$ 528**	**$ 561**
EBITDA margin	34.0%	41.1%	27.1%	27.6%	38.6%
Adjusted EBITDA margin	39.6%	41.2%	38.1%	38.9%	41.0%
Adjusted Operating Expenses					
Total operating expenses	**$ 2,297**	**$ 1,018**	**$ 1,279**	**$ 1,297**	**$ 1,175**
Subtract:					
Depreciation and amortization	575	262	313	316	335
Acquisition and integration costs	127	-	127	138	35
Pension/OPEB costs	19	1	18	16	(2)
Adjusted operating expenses	**$ 1,576**	**$ 755**	**$ 821**	**$ 827**	**$ 807**